Exhibit 10.25.2

RESOLUTIONS

OF THE BENEFIT FINANCE COMMITTEE

OF APPLETON PAPERS INC.

Amendments to the Appleton Papers Inc. Retirement Plan

[Supplement J – Kansas City Distribution Center Employees]

WHEREAS, pursuant to Section 11.01 of the Appleton Papers Inc. Retirement Plan (the “Plan”), Appleton Papers Inc. (the “Company’), by action of its Board of Directors (or its delegate), may amend the Plan in whole or in part, at any time or from time to time; and

WHEREAS, the Company desires to amend the Plan as set forth below, by action of the  Benefit Finance Committee acting pursuant to delegation of authority granted by the Board of Directors of the Company; and

WHEREAS, the amendments attached hereto are intended to incorporate the terms of a collective bargaining agreement whereby covered employees at the Kansas City Distribution Center are eligible to participate in the Plan, and do not otherwise revise or amend the substance of the Plan or the administration thereof;

NOW THEREFORE, it is:

RESOLVED, that the Plan is hereby amended as set forth on Exhibit A attached hereto.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Benefit Finance Committee, to evidence their consent to taking the foregoing actions by written consent in lieu of a meeting, have caused the above amendments to be adopted as of the date last entered below, and direct that they be placed with the minutes of the Committee.

Committee Member	Date

/s/ Thomas J. Ferree	8/6/12
Thomas J. Ferree

/s/ Jeffrey Fletcher	8/7/12
Jeffrey Fletcher

/s/ Kerry S. Arent	8/7/12
Kerry S. Arent

/s/ Matthew Vosters	8/8/12
Matthew Vosters

* * * * *

EXHIBIT A

APPLETON PAPERS INC.

RETIREMENT PLAN

(As Amended Through August 8, 2012)

SUPPLEMENT J

Special Provisions Applicable to

Appleton Papers Inc. Kansas City Distribution Center

Represented by United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, Local 348

Effective July 1, 2012, pursuant to a Memorandum of Agreement between Appleton Papers Inc., Kansas City Distribution Center and United Steelworkers and Local 348 dated June 7, 2012 (“Agreement”), employees covered by the Agreement shall be eligible to begin participation in the Plan, subject to the terms and conditions of the Plan, as modified by this Supplement J.

Except as provided in or superseded by this Supplement J, the terms and conditions of the Plan shall apply to Kansas City Distribution Center Employees (defined in Section J1.01 below) in all respects.

ARTICLE 1

Definitions

J1.01	Special Definitions.

(a)
Kansas City Distribution Center Employee:  The term “Kansas City Distribution Center Employee” means an hourly employee of the Company employed at its Kansas City, Kansas distribution center and represented by the Union, excluding any such employee who is eligible to actively participate in any other retirement, pension or profit-sharing plan established by the Company or to which the Company makes contributions on his behalf (other than the Appleton Papers Retirement Savings and Employee Stock Ownership Plan).

(b)
Termination of Employment:  The term “Termination of Employment” for purposes of this Supplement J for Kansas City Distribution Center Employees, in lieu of the definition of such term set forth in Plan Section 1.40, shall mean a termination of employment, including without limitation the cessation of active employment (irrespective of any seniority rights or recall rights) for any reason (including quit, discharge, disability, layoff, retirement, or entrance into military service) other than death or an authorized leave of absence.

(c)	Union: The term “Union” means United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, Local 348.

J1.02	Effective Date. The effective date of this Supplement J is July 1, 2012.

EXHIBIT A

ARTICLE 2

Special Provisions

J2.01	Participation.

(a)
Effective July 1, 2012, the term “Participant” shall include Kansas City Distribution Center Employees who were active employees of the Company as of July 1, 2012, and for whom the Company made contributions the PACE Industry Union-Management Pension Fund (“PIUMPF”) through June 30, 2012.

(b)
Kansas City Distribution Center Employees whose Employment Date is July 1, 2012 or later, or who were actively employed by the Company as of June 30, 2012 but were not eligible to receive PIUMPF contributions, shall become Participants in the Plan as set forth in Article 2 of the Plan (“Participation”).  For purposes of satisfying the requirements of Plan Section 2.01(b) for participation, the Employee’s period of employment with the Company and Hours of Service shall be calculated from the Employee’s Employment Date, whether prior to or on or after July 1, 2012.

J2.02	Benefit Service.

(a)
Benefit Service will be granted to each Participant who is a Kansas City Distribution Center Employee for a Plan Year on the basis of his total Hours of Service during such year and prior to his Normal Retirement Date which are attributable to employment as an Eligible Employee on and after July 1, 2012 (“Eligible Hours”).  For this purpose, Hours of Service credited for periods of absence from employment which immediately follow employment as an Eligible Employee shall be deemed to be attributable to employment as an Eligible Employee.

(1)
For Plan Years commencing on and after January 1, 2013:  If the Participant’s regularly scheduled work week throughout a Plan Year is at least 40 hours, he will be credited with one year of Benefit Service for each such Plan Year during which he completes at least 2,000 Eligible Hours.  If the Participant’s regularly scheduled work week is not at least 40 hours throughout such year, he will be credited with one year of Benefit Service for each Plan Year during which he completes the number of Eligible Hours determined in accordance with the following formula:

(2,000 x Hours in Regularly Scheduled Work Week)
40

(2)
For Plan Year 2012: If the Participant’s regularly scheduled work week throughout the period commencing July 1, 2012 and ending December 31, 2012 is at least 40 hours, he will be credited with one-half (1/2) year of Benefit Service for the 2012 Plan Year, provided he completes at least 1,000 Eligible Hours during such period.  If the Participant’s regularly scheduled work week is not at least 40 hours throughout such period, he will be credited with one-half (1/2) year of Benefit Service for the 2012 Plan Year during which he completes the number of Eligible Hours determined in accordance with the following formula:

(1,000 x Hours in Regularly Scheduled Work Week)
40

EXHIBIT A

(3)
Partial Years of Benefit Service:  In addition, for any Plan Year during which the Participant completes less than the Eligible Hours required for a full year of Benefit Service, a fraction of a year of Benefit Service will be credited based on the ratio of his actual Eligible Hours during such Plan Year to the number of Eligible Hours so required for a full year of Benefit Service, rounded up to the nearest tenth (prorated for 2012).

J2.03
Vesting Service.  A Participant who is a Kansas City Distribution Center Employee will be credited with 1 year of Vesting Service for each Plan Year in which he has at least 1,000 Hours of Service with the Company (whether before or after the date he became a Participant).

J2.04	Retirement Pension.

(a)
The following provisions shall apply to Participants who are Kansas City Distribution Center Employees, except that any additional provisions regarding Retirement Pensions included in the Plan that are not superseded by this Section J2.04 shall continue to apply to such Participants.

(1)
Normal Retirement Pension.  If such Participant’s employment terminates at or after his Normal Retirement Age, he will be entitled to a Normal Retirement Pension in a monthly amount determined by multiplying his years of Benefit Service (including fractions of a year in completed months) as of his Termination of Employment date by twenty-four dollars ($24.00).

(2)
Early Retirement Pension.  If such Participant’s employment terminates on or after the date he has both reached age 55 and completed at least 10 years of Vesting Service (and before his Normal Retirement Age), the Participant may elect (in a time and manner as the Plan Administrator may prescribe) to receive an Early Retirement Pension starting on the first day of any month coincident with or following the date his employment terminates and before his Normal Retirement Date, in a monthly amount determined under Section J2.04(a)(1) above, reduced in accordance with the following table:

Age at Pension Commencement Date	Percentage of Pension Payable Prior to Normal Retirement Date
64	100%
63	100%
62	100%
61	95%
60	90%
59	85%
58	80%
57	75%
56	70%
55	65%

EXHIBIT A

(3)
Vested Retirement Pension.  If such Participant’s employment terminates on or after the date he has completed at least five (5) years of Vesting Service, and such Participant is not eligible for a Retirement Pension under Section J2.04(a)(1) or (2), such Participant will be eligible to receive a Vested Retirement Pension.  Such Participant’s Vested Retirement Pension will start on the Participant’s Normal Retirement Date in a monthly amount determined in accordance with Section J2.04(a)(1), or, if the Participant so elects (in a time and manner as the Plan Administrator may prescribe) on the first day of any month prior to his Normal Retirement Date, and coincident with or following his 55th birthday, in a monthly amount determined in accordance with Section J2.04(a)(1), reduced as follows:

Age at Pension Commencement Date	Percentage of Pension Payable Prior to Normal Retirement Date
65	100%
64	89%
63	79%
62	71%
61	64%
60	58%
59	52%
58	47%
57	42%
56	38%
55	34%

(b)
If an Early Retirement Pension or Vested Retirement Pension begins at a date between the ages set forth in the tables in Section J2.04(a)(2) and (3), the reduction shall be calculated by straight line interpolation of the applicable percentage factors.

J2.05
Method of Payment.  Article 7 of the Plan (“Method of Payment”) shall apply in all respects, except that the 100% Surviving Spouse Option (Plan Section 7.05) shall not apply or be available to a Kansas City Distribution Center Employee in any event.

J2.06	Disability. A Kansas City Distribution Center Employee shall not be eligible for or entitled to a Disability Retirement Pension under this Plan in any event.

* * * * *